Exhibit 99.1

Second Sight Reports Fourth Quarter and Year End 2016 Financial Results

Sylmar, CA, March 9, 2017 – Second Sight Medical Products, Inc. (NASDAQ: EYES) ("Second Sight" or "the Company"), a developer, manufacturer and marketer of implantable visual prosthetics to provide some useful vision to blind patients, today reported financial results for the three-month and twelve-month periods ended December 31, 2016.

Full Year 2016 and Recent Company Highlights:

•	Completed an oversubscribed Rights Offering in March 2017 for existing shareholders and raised $20.1 million in gross proceeds.

•	The Company anticipates a strong first quarter of 2017 with nine completed Argus® II Retinal Prosthesis System (Argus II) surgeries and six additional scheduled before quarter end;

•	Implanted seven Argus IIs worldwide during the fourth quarter of 2016 for a total of 42 implants in 2016. This compares to 21 implants in the fourth quarter of 2015 and a total of 75 implants in 2015;

•	Generated net sales of $715,000 in the fourth quarter of 2016, compared to $2.4 million in the fourth quarter of 2015; full year 2016 net sales was $4.0 million compared to $8.9 million in 2015;

•	Announced 2017 hospital outpatient reimbursement rate of $150,000 from CMS for the Argus II and the associated surgical implantation procedure, effective January 1, 2017;

•	Received approval for two new Category III CPT codes for initial programming and reprogramming of the Argus II post-surgical procedure, effective July 1, 2017;

•	Ended 2016 with Medicare coverage in five of 12 Medicare Administrative Contractor (MACs) regions across 17 states, Puerto Rico and the U.S. Virgin Islands;

•	The NHS England approved funding for ten Retinitis Pigmentosa (RP) patients beginning in 2017;

•	For 2017, the German Institute for the Hospital Remuneration System renewed its full reimbursement approval for epiretinal prosthesis, such as Argus II, for up to 15 hospitals under the annual NUB reimbursement program;

•	Made progress toward expanding the addressable population for the Company’s technologies, Argus II and Orion I™ (Orion I) Visual Cortical Prosthesis:

•	Commenced human testing of innovative retinal stimulation techniques designed to improve the vision provided by the Argus II with initial positive results;

•	Continued testing of subjects implanted in the Company’s Dry Age-Related Macular Degeneration (AMD) feasibility trial and currently revising the protocol to allow testing of innovative retinal stimulation techniques in 2017;

Page 2: Second Sight Reports Fourth Quarter and Year End 2016 Financial Results

•	Supported the successful implantation and activation of a wireless visual cortical stimulator in a human subject at UCLA. The first human implant of the Orion I is on track for 2017.

“As a result of our revised and newly implemented U.S. Centers of Excellence (COE) strategy, we expect to see a strong first half of 2017. Our COE strategy enables us to deliver a full range of high-quality services critical to better patient outcomes, including patient recruitment and surgery, and post-surgical programming and rehabilitation. We’ll measure our success by the number of centers that conduct implants on a regular basis,” stated Will McGuire, Chief Executive Officer of Second Sight.

“On the reimbursement front, we are continuing to pursue more widespread coverage decisions in the U.S. and are pleased with the 2017 CMS reimbursement rate of $150,000; we are also making progress in other global markets with recent reimbursement successes in England and Germany. These achievements, combined with our R&D and clinical programs, should enable us to drive adoption and expand our reach into broader patient populations. We look forward to providing updates throughout the year as we demonstrate traction of our COE model, work to upgrade the existing Argus II technology, gather data to support the treatment of better-sighted individuals and initiate human trials for the Orion I,” concluded McGuire.

Fourth Quarter 2016 Financial Results

Net sales in the fourth quarter of 2016 were $715,000 compared with $2.4 million in the fourth quarter of 2015. The decrease in revenue was mainly driven by the decrease in units sold. The revenue per implant was $102,000 in the fourth quarter of 2016, compared with $112,000 in the fourth quarter of 2015.

Gross loss was $2.6 million in the fourth quarter of 2016, compared to a $691,000 gross profit in the fourth quarter of 2015. This gross loss is primarily attributed to lower revenues, unabsorbed production costs and excess inventory reserve adjustments when compared to the prior year. The cost of sales during the fourth quarter of 2016 was $3.3 million, including a $2.3 million reserve for excess inventory and approximately $686,000 of unabsorbed production costs due to lower production volumes.

Total operating expenses in the fourth quarter of 2016 were $7.8 million, compared with $6.2 million in the fourth quarter of 2015, reflecting higher research and development costs and higher stock-based compensation and salaries.

Net loss for the fourth quarter of 2016 was $10.4 million, or $0.24 per share, compared with a net loss of $5.5 million, or $0.15 per share, in the prior year quarter. The Company recorded non-cash charges of $3.0 million and $860,000 during the fourth quarters of 2016 and 2015, respectively.

Non-GAAP adjusted net loss for the fourth quarter of 2016, excluding non-cash charges, was $0.17 per share, compared to a non-GAAP adjusted net loss of $0.13 per share, in the fourth quarter of 2015.

Full Year 2016 Financial Results

For the twelve months ended December 31, 2016, net sales were $4.0 million compared to $8.9 million in 2015. The decline was primarily driven by a reduction in global implant volumes, and a reduced revenue per unit, resulting from a lower U.S. CMS reimbursement rate for 2016.

Gross loss in 2016 was $6.1 million versus a gross profit of $3.7 million in 2015. The 2016 results include the unabsorbed production costs and an excess inventory reserve adjustment mentioned above.

Total operating expenses during 2016 were $27.1 million versus $23.7 million during the same period in 2015. This increase includes higher general and administrative and R&D costs offset by lower clinical costs, including higher compensation and stock-based compensation costs.

Page 3: Second Sight Reports Fourth Quarter and Year End 2016 Financial Results

Net loss in 2016 was $33.2 million, or $0.84 per share, compared with a net loss of $20.0 million, or $0.56 per share in the prior year. Non-GAAP adjusted net loss in 2016, excluding non-cash expenses, was $24.8 million, or a loss of $0.63 per share compared with Non-GAAP adjusted net loss of $17.0 million and $0.48 per share in the prior year.

As of December 31, 2016, Second Sight had $10.9 million in cash, cash equivalents and investments. On March 6, 2017, the Company raised $20.1 through the issuance of Second Sight stock and warrants in an oversubscribed rights offering to existing shareholders as of February 10, 2017.

2017 Key Objectives

•	Validate revised and newly implemented Centers of Excellence commercial model in the U.S.
•	Demonstrate the ability to treat better-sighted individuals and expand the market for Argus II
•	Implant Orion I in humans

Conference Call

As previously announced, Second Sight management will host its fourth quarter 2016 conference call as follows:

Date	March 9, 2017

Time	4:30 PM EST

Telephone U.S:	(800) 223-4671

International:	(303) 223-4363

Webcast (live and archive) www.secondsight.com under the 'Investor Relations' section.

A replay of the conference call will be available for two weeks after the call's completion by dialing (800) 633-8284 (U.S.) or (402) 977-9140 (International). The conference ID for the replay is 21847599. The archived webcast will be available for 30 days via the aforementioned URL.

About Second Sight

Second Sight's mission is to develop, manufacture and market innovative implantable visual prosthetics to enable blind individuals to achieve greater independence. Second Sight has developed and now manufactures and markets the Argus® II Retinal Prosthesis System. Enrollment has been completed in a feasibility trial to test the safety and utility of the Argus II in individuals with Dry Age-Related Macular Degeneration. Second Sight is also developing the Orion™ I Visual Cortical Prosthesis to restore some vision to individuals who are blind due to causes other than preventable or treatable conditions. U.S. Headquarters are in Sylmar, California, and European Headquarters are in Lausanne, Switzerland. For more information, visit www.secondsight.com.

About the Argus II Retinal Prosthesis System

Second Sight's Argus II System provides electrical stimulation that bypasses the defunct retinal cells and stimulates remaining viable cells inducing visual perception in individuals with severe to profound outer retinal degeneration such as retinitis pigmentosa (RP). The Argus II works by converting images captured by a miniature video camera mounted on the patient's glasses into a series of small electrical pulses, which are transmitted wirelessly to an array of electrodes implanted on the surface of the retina. These pulses are intended to stimulate the retina's remaining cells, resulting in the perception of patterns of light in the brain. The patient then learns to interpret these visual patterns, thereby regaining some useful vision. The system is controlled by software and is upgradeable, which may provide improved performance as new algorithms are developed and tested. Therefore current and future Argus II users may benefit from the continuously improving technology. The Argus II is the first artificial retina to receive widespread approval, and is offered at approved centers in Austria, Canada, France, Germany, Italy, Netherlands, Saudi Arabia, Spain, Switzerland, Turkey, United Kingdom and the United States.

Page 4: Second Sight Reports Fourth Quarter and Year End 2016 Financial Results

Safe Harbor

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange and Exchange Act of 1934, as amended, which are intended to be covered by the "safe harbor" created by those sections. All statements in this release that are not based on historical fact are "forward looking statements." These statements may be identified by words such as "estimates," "anticipates," "projects," "plans," or "planned," "seeks," "may," "will," "expects," "intends," "believes," "should," "potentially," "objectives," and similar expressions or the negative versions thereof and which also may be identified by their context. While management has based any forward looking statements included in this release on its current expectations, the information on which such expectations were based may change. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management's Discussion and Analysis of Financial Condition and Results of Operations sections of the Company's Annual Report on Form 10-K as filed on March 11, 2016, as amended on August 8, 2016, and the Company's other reports filed from time to time with the Securities and Exchange Commission. We urge you to consider those risks and uncertainties in evaluating the Company's forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Reconciliation to Non-GAAP Financial Measures

In addition to reporting all financial information required in accordance with generally accepted accounting principles (GAAP), the Company is also reporting Non-GAAP net loss and Non-GAAP net loss per share which are non-GAAP financial measures. Non-GAAP net loss and Non-GAAP net loss per share are not measurements of financial performance under GAAP and should not be used in isolation or as a substitute or alternative to net income, operating income or any other performance measure derived in accordance with GAAP, or as a substitute or alternative to cash flow from operating activities or a measure of the Company's liquidity. In addition, the Company's definition of Non-GAAP net loss and Non-GAAP net loss per share may not be comparable to similarly titled non-GAAP financial measures reported by other companies. Non-GAAP net loss and Non-GAAP net loss per share, as defined by the Company, represent net loss adjusted for non-cash stock-based compensation and a reserve for excess inventory. Management believes that these non-GAAP financial measures provide useful supplemental information regarding the performance of the Company's business operations and facilitates comparisons to the Company's historical operating results. For a full reconciliation of Non-GAAP net loss to the most comparable GAAP financial measures, please see the tables at the end of this press release.

Investor Relations:

Institutional Investors
In-Site Communications, Inc.
Lisa Wilson, President

212-452-2793

lwilson@insitecony.com

or

Individual Investors
MZ North America
Greg Falesnik, Senior Vice President

949-385-6449
greg.falensik@mzgroup.us

Source: Second Sight Medical Products, Inc.

Financial Tables Follow

Page 5: Second Sight Reports Fourth Quarter and Year End 2016 Financial Results

SECOND SIGHT MEDICAL PRODUCTS, INC.

AND SUBSIDIARY

Condensed Consolidated Balance Sheets

(in thousands)

	December 31,	December 31,
	2016	2015

ASSETS
Current assets:
Cash	$539	$239
Money market funds	10,336	15,721
Accounts receivable, net	274	1,501
Inventories, net	3,416	8,209
Prepaid expenses and other current assets	717	1,094

Total current assets	15,282	26,764

Property and equipment, net	1,489	1,432
Deposits and other assets	39	49

Total assets	$16,810	$28,245

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,156	$710
Accrued expenses	2,088	2,068
Accrued compensation expenses	1,600	2,069
Accrued clinical trial expenses	629	616
Deferred revenue	85	322
Deferred grant revenue	104	2,197

Total current liabilities	5,662	7,982

Commitments and contingencies

Stockholders’ equity	11,148	20,263

Total liabilities and stockholders’ equity	$16,810	$28,245

Page 6: Second Sight Reports Fourth Quarter and Year End 2016 Financial Results

SECOND SIGHT MEDICAL PRODUCTS, INC.

AND SUBSIDIARY

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
	(unaudited)
Net sales	$715	$2,362	$3,985	$8,950
Cost of sales	3,308	1,671	10,076	5,293
Gross (loss) profit	(2,593)	691	(6,091)	3,657

Operating expenses:
Research and development, net of grants	2,081	546	5,347	3,036
Clinical and regulatory	748	967	2,703	3,510
Selling and marketing	2,516	2,510	8,989	8,935
General and administrative	2,445	2,145	10,080	8,223
Total operating expenses	7,790	6,168	27,119	23,704

Loss from operations	(10,383)	(5,477)	(33,210)	(20,047)

Interest and other income, net	13	3	31	29

Net loss	$(10,370)	$(5,474)	$(33,179)	$(20,018)

Net loss per common share – basic and diluted	$(0.24)	$(0.15)	$(0.84)	$(0.56)

Weighted average shares outstanding – basic and diluted	42,425	35,879	39,554	35,637

Page 7: Second Sight Reports Fourth Quarter and Year End 2016 Financial Results

SECOND SIGHT MEDICAL PRODUCTS, INC.

AND SUBSIDIARY

Reconciliation of Non-GAAP Information to Most Comparable GAAP Measures

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015

Net loss	$(10,370)	$(5,474)	$(33,179)	$(20,018)

Add back non-cash charges:
Stock-based compensation	852	860	3,639	3,011
Excess inventory reserve	2,117	-	4,728	-
Non GAAP net loss	$(7,401)	$(4,614)	$(24,812)	$(17,007)

Net loss per share	$(0.24)	$(0.15)	$(0.84)	$(0.56)

Add back non-cash charges:
Stock-based compensation	0.02	0.02	0.09	0.08
Excess inventory reserve	0.06	-	0.12	-
Non GAAP net loss per share	$(0.17)	$(0.13)	$(0.63)	$(0.48)